EXHIBIT 10.2

股权质押协议

EQUITY PLEDGE AGREEMENT

本股权质押协议（下称“本协议”）由以下双方于2021年7月19日在中华人民共和国（下称“中国”）上海签订：

This Equity Pledge Agreement (this "Agreement") is executed by and among the Parties below as of July 19, 2021, in Shanghai, the People’s Republic of China (“China” or “PRC”):

甲方：EOS INTERNATIONAL INC., 一家依据英属维尔京群岛（“BVI”）法律有效设立并合法存续的有限责任公司，其公司编号为：1992951（“质权人”）;

Party A：EOS INTERNATIONAL INC., a company with limited liability duly established and legally existing under the laws of British Virgin Islands, with company registered number: 1992951 (the “Pledgee”);

乙方：上海企梵企业管理有限公司，一家依据中国法律有效设立并合法存续的有限责任公司，其统一社会信用代码为：91310230MA1JTLNQ0U（“出质人”）。

Party B：Shanghai Qifan Enterprises Management Co., Ltd., a company with limited liability duly established and legally existing under the laws of PRC, with unified social credit code: 91310230MA1JTLNQ0U (the “Pledgor”); and

丙方：上海茂淞贸易有限公司是一家依据中国法律有效设立并合法存续的有限责任公司，统一社会信用代码为：91310115MA1K4AH122（“目标公司”）

Party C: Shanghai Maosong Trading Co., Ltd., a company with limited liability duly established and legally existing under the laws of PRC, with unified social credit code: 91310115MA1K4AH122 ( “Target Company”).

在本协议中，质权人、出质人、目标公司各称“一方”，合称“各方”，。

In this Agreement, the Pledgee, the Pledgor and the Target Company shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

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鉴于：

WHEREAS,

1.	上海茂淞贸易有限公司是一家注册于中国有限责任公司，成立于2019 年 3 月 1 日，质权人与出质人为目标公司之股东；

Shanghai Maosong Trading Co., Ltd., or Target Company is a company with limited liability registered in China, established on March 1, 2019. The Pledgee and the Pledgor are shareholders of Target Company;

2.	质权人是一家注册于BVI的外国企业，合法持有目标公司83.33%的公司股权，对应目标公司注册资本人民币100,000万元，已全部以知识产权（计算机软件著作权）出资实缴注册资本；

The Pledgee is a foreign company registered in BVI. It lawfully owns 83.33% equity interest of Target Company, as of RMB 1,000,000,000 registered capital of Target Company, which has been fully paid in form of intellectual property (computer software copyright);

3.	出质人是一家注册于中国的有限责任公司，合法持有目标公司16.67%的公司股权，对应目标公司注册资本人民币20,000万元，已全部以知识产权（计算机软件著作权）出资实缴注册资本；

The Pledgor is a company with limited liability registered in China. It lawfully owns 16.67% equity interest of Target Company, as of RMB 200,000,000 registered capital of Target Company, which has been fully paid in form of intellectual property (computer software copyright);

4.	质权人、出质人、目标公司于2021年7月13日签订了《关于上海茂淞贸易有限公司之股东协议》，约定出质人委托质权人行使表决权，出质人成为质权人的一致行动人，出质人授予质权人独家购买权，以及出质向质权人转让股权收益权；

The Pledgee, the Pledgor, and Target Company entered into the Shareholders’ Agreement of Shanghai Maosong Trading Co., Ltd., or the Shareholders’ Agreement, on July 13, 2021, pursuant to which the Pledgor delegates its voting rights to the Pledgee, becomes a party acting in concert with the Pledgee, grants the Pledgee the exclusive option to purchase its equity interest, and transfers proceed rights related to its equity interest in Target Company to the Pledgee;

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5.	为了保证出质人履行股东协议中就表决权委托、一致行动安排、独家购买权授予以及股权收益权转让的义务，出质人以其在目标公司中拥有的全部股权就出质人履行股东协议项下的义务作出质押担保。

To secure the performance of the Pledgee’s obligations under the Shareholders’ Agreement with respect to the voting proxy, the act-in-concert arrangement, the grant of exclusive option to purchase and the transfer of equity proceed rights, the Pledgor pledges its entire equity interest in Target Company to secure the its performance of such obligations under the Shareholders Agreement.

为了履行股东协议的条款，各方商定按照以下条款签订本协议。

To secure the performance under the Shareholders Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

第一条 定义

1. Definitions

除非本协议另有规定，下列词语含义为：

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	“质权”：指出质人根据本协议第2条给予质权人的担保物权，即指质权人所享有的，以出质人质押给质权人的股权折价或拍卖、变卖该股权的价 款优先受偿的权利；

the “Pledge” shall refer to the equity interest granted by the Pledgor to the Pledgee pursuant to Article 2 of this Agreement, or the rights of the Pledgee to be compensated on a preferential basis in relation to the conversion, auction or sales price of the Pledged Equity Interest;

1.2	“质押股权”：指出质人现在持有目标公司的全部股权（即以人民币20,000万元的知识产权（计算机软件著作权）出资的注册资本），以及其将来持有目标公司的全部股权；

the “Pledged Equity Interest” shall refer to all the equity interest (as of the RMB 200,000,000 registered capital paid in form of intellectual property) of Target Company that the Pledgor now lawfully holds and hereafter acquires;

1.3	“质押期限”：指本协议第3条规定的期间；

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the “Term of Pledge” shall refer to the term set forth in Article 3 of this Agreement;

1.4	“股东协议”：指质权人、出质人、目标公司于2021年7月13日签订了《关于上海茂淞贸易有限公司之股东协议》，以及各方之间不时约定的各方同意以本协议项下股权质押所担保的其他协议；

the “Shareholders’ Agreement” shall refer to the Shareholders Agreement of Shanghai Maosong Trading Co., Ltd. entered into among the Pledgee, the Pledgor, and Target Company on July 13, 2021, and such other agreements as may be agreed among the Parties from time to time which are secured by a pledge of the equity interest under this Agreement;

1.5	“合同义务”：指出质人和目标公司在股东协议和本协议项下所负的所有义务；

the “Contractual Obligations” shall refer to all and any obligations that the Pledgor and Target Company have pursuant to the Shareholders Agreement and this Agreement;

1.6	“担保债务”：指质权人因出质人和/或目标公司的任何违约事件而遭受的全部直接、间接、衍生损失和可预计利益的丧失。该等损失的金额的依据包括但不限于质权人合理的商业计划和盈利预测及质权人为强制出质人和/或目标公司执行其合同义务而发生的所有费用。

the “Secured Debts” shall refer to all and any, direct and indirect, consequential losses and losses of predictable benefits of the Pledgee, as a result of any Event of Default of the Pledgor and/or Target Company. The basis for the amount of such losses includes, but is not limited to, the Pledgee's reasonable business plan and earnings projections, and all costs incurred by the Pledgee to enforce the Pledgor and/or Target Company to perform their Contractual Obligations;

1.7	“违约事件”：指本协议第7条所列任何情况；

the “Event of Default” shall refer to any of the events set forth in Article 7.1 of this Agreement; and

1.8	“违约通知”：指质权人根据本协议发出的宣布违约事件的通知。

the “Notice of Default” shall refer to the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

第二条 质权

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2. The Pledge

2.1.	出质人兹同意将质押股权按照本协议的约定出质给质权人作为履行合同义务和偿还担保债务的担保，合同义务及担保债务的价值等价于本协议签署之日质押股权的价值（即以人民币20,000万元的知识产权（计算机软件著作权）出资的注册资本）。目标公司兹同意出质人按照本协议的约定将质押股权出质给质权人。

The Pledgor hereby agrees to pledge the Pledged Equity Interest to the Pledgee in accordance with this Agreement as security for the performance of the Contractual Obligations and the repayment of the Secured Debts, the value of which is equivalent to the value of the Pledged Equity Interest as at the date of this Agreement, that is, the registered capital funded by intellectual property (computer software copyrights) in the amount of RMB 200,000,000). Target Company hereby agrees to the Pledgor’s pledge of the Pledged Equity Interest to the Pledgee in accordance with this Agreement.

2.2.	在质权人事先书面同意的情况下，出质人方可对目标公司增资。出质人因对公司增资而在公司注册资本中增加的出资额亦属于质押股权，各方应为此签订进一步的质押协议，并为增加的出资额办理质押登记。

The Pledgor may only increase the registered capital of Target Company upon prior written consent of the Pledgee. The increased capital contribution of the Pledgor in Target Company as a result of the registered capital increase is also Pledged Equity Interest, and the Parties shall enter into a pledge agreement for this purpose and register the pledged increased capital contribution.

2.3.	鉴于出质人已将其股权收益权转让给质权人，在质押期限内，质权人有权收取质押股权所产生的红利或股利。出质人因质押股权而分得的股利或分红在扣除出质人缴纳的企业所得税后应根据质权人的要求，将此等红利、 股利转让给质权人或质权人指定的人。

In light of the fact that the Pledgor has transferred its proceed right related to the equity interest of Target Company to the Pledgee, the Pledgee shall be entitled to receive the dividends arising from the Pledged Equity Interest during the Term of Pledge. After deducting the corporate income tax relating to the dividends, the Pledgor shall, at the request of the Pledgee, transfer such dividends to the Pledgee or to a person designated by the Pledgee.

2.4.	鉴于出质人已将其股权收益权转让给质权人，如目标公司根据中国法律的强制性规定需予以解散或清算，出质人在目标公司依法完成解散或清算程序后，从目标公司依法分配的任何利益，应转让给质权人或质权人指定的人。

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In light of the fact that the Pledgor has transferred its equity proceed rights to the Pledgee, if Target Company is required to be dissolved or liquidated in accordance with the mandatory requirements of the laws of the PRC, any benefits distributed to the Pledgor from Target Company in accordance with the law after Target Company has completed the dissolution or liquidation procedures shall be transferred to the Pledgee or a person designated by the Pledgee.

第三条 质押期限

3. Term of Pledge

3.1.	本质权自本协议项下的质押股权出质在相应的工商行政管理机关登记之日起生效，质权有效期持续到（1）所有合同义务履行完毕和所有担保债务支付完毕为止，或（2）质权人和/或被指定人在中国法律允许的前提下决定按照独家购买权条款购买出质人所持有的目标公司全部股权，目标公司股权均已依法转让给质权人和/或被指定人名下为止。

This Pledge of the Pledged Equity Interests shall become effective from the date of pledge registration with the appropriate industrial and commerce administrative authorities, and shall continue to be valid until (1) all Contractual Obligations are fulfilled and all Secured Debts are paid, or (2) the Pledgee and/or its nominee decide to purchase all Pledged Equity Interests held by the Pledgor in Target Company in accordance with the Shareholders Agreement regarding exclusive option to purchase, as permitted by the PRC laws, until the Pledged Equity Interest in Target Company has been transferred to the Pledgee and/or its nominee in accordance with the law.

3.2.	出质人和目标公司应（i）自本协议签署之日起 3 个工作日内，将本协议的质权登记在目标公司股东名册上，并（ii）自本协议签署之日起的10个工作日内向相应的工商行政管理机关申请登记本协议项下的质权。

The Pledgor and Target Company shall (i) register the Pledge hereunder in the register of shareholders of Target Company within three (3) business days from the date of this Agreement, and (ii) apply for pledge registration with the relevant administrative authorities for industry and commerce within 10 business days from the date of this Agreement.

3.3.

各方共同确认，为办理股权质押工商登记手续，各方应将本协议或者一份按照目标公司所在地工商行政管理部门要求的形式签署的、真实反映本协议项下质权信息的股权质押合同（以下简称“工商登记质押合同”）提交给工商行政管理机关，工商登记质押合同中未约定事项，仍以本协议约定为准。出质人和目标公司应当按照中国法律法规和有关工商行政管理机关的各项要求，提交所有必要的文件并办理所有必要手续，保证质权在递交申请后尽快获得登记。

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The Parties jointly confirm that, for the purpose of the pledge registration with industrial and commerce administration authorities, the Parties shall submit this Agreement or an equity pledge contract in the form required by the relevant industrial and commerce administration authorities in the place that Target Company is located, which truly reflects the information of the Pledge under this Agreement (hereinafter referred to as the "Industrial and Commerce Pledge Registration Contract") to the industrial and commercial administration authorities. Matters not agreed in the Industrial and Commerce Pledge Registration Contract shall be subject to this Agreement. The Pledgee and Target Company shall submit all necessary documents and complete all necessary procedures in accordance with the PRC laws and the requirements of the relevant industrial and commerce administration authorities, to ensure that the Pledge is registered as soon as possible after the application is submitted.

3.4.	质押期限内，如出质人和/或目标公司未履行合同义务，质权人有权但无义务按本协议的规定行使质权。

If the Pledgor and/or Target Company fail to perform their Contractual Obligations during the Term of Pledge, the Pledgee shall have the right but not the obligation to enforce the Pledge in accordance with this Agreement.

第四条 质权凭证的保管

4. Custody of Records of the Pledge

在本协议规定的质押期限内，出质人应在本协议签订之日起一周内将其在目标公司的股权出资证明书及记载质权的股东名册交付质权人保管（包括股权变更时提供新的证明书和名册）。质权人将在本协议规定的全部质押期间一直保管这些文件。

During the Term of Pledge stipulated in this Agreement, the Pledgor shall deliver to the Pledgee, for safekeeping purpose, the certificate of its equity contribution in the Target Company and the register of shareholders recording the pledge within one week from the date of this Agreement (including the provision of new certificate and register in case of change of equity). The Pledgee shall keep these documents in its custody for the entire period of the pledge stipulated in this Agreement.

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第五条 出质人和目标公司的承诺、声明和保证

5. Representations and Warranties of the Pledgor and Target Company

5.1.	出质人是股权唯一的合法所有人；

The Pledgor is the sole legal and beneficial owner of the Pledged Equity Interest.

5.2.	出质人有权以本协议规定的方式处分并转让股权；

The Pledgor has the right to dispose of and transfer the Pledged Equity Interest in accordance with this Agreement.

5.3.	本合同一经签署即构成对出质人合法有效并具约束力的义务；

Upon execution, this Agreement constitutes the Pledgor’s legal, valid and binding obligations in accordance with the provisions herein.

5.4.	除本质权之外，出质人未在质押股权上设置任何其他质押权利或其他担保权益；

Except for the Pledge, the Pledgor has not placed any security interest or other encumbrance on the Pledged Equity Interest.

5.5.	不存在与股权相关的未决的争议或诉讼；

There is no pending disputation or litigation proceeding related to the Pledge Equity Interest.

5.6.	出质人和目标公司已经取得政府部门和第三方的同意及批准（若需）以签署，交付和履行本协议；

The Pledgor and Target Company have obtained the consent and approval of governmental authorities and third parties, if required, for the execution, delivery and performance of this Agreement.

5.7.	本协议的签署、交付和履行均不会：(i)导致违反任何有关的中国法律；(ii)与丁方章程或其他组织文件相抵触；(iii)导致违反其是一方或对其有约束力的任何合同或文件，或构成其是一方或对其有约束力的任何合同或文件项下的违约；(iv)导致违反有关向任何一方颁发的任何许可或批准的授予和(或)继续有效的任何条件；或(v)导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件。

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The execution, delivery and performance of this Agreement will not (i) result in a violation of any relevant PRC laws; (ii) be conflict with the Articles of Association or other organizational documents of Target Company; (iii) result in a breach of any contract or document to which it is a party or by which it is bound, or constitute a default under any contract or document to which it is a party or by which it is bound; (iv) result in a breach of any license or approval of any party, or (iv) result in a breach of any condition relating to the grant and/or continuation of any license or approval issued to any party; or (v) result in the suspension or revocation of, or the imposition of conditions on, any license or approval issued to any party.

第六条 出质人和目标公司的承诺

6. Covenants of the Pledgor and Target Company

6.1.	除履行由出质人与质权人、目标公司签订的股东协议外，未经质权人事先书面同意，出质人不得转让质押股权或其任何部分，不得在质押股权上设立或允许存在任何担保或其他债务负担或以任何其他方式处置质押股权；

The Pledgor shall not transfer the Pledged Equity Interest or any part thereof, create, or allow to exist, any security or any burden on the Pledged Equity Interest, or dispose of the Pledged Equity Interest in any other way, without the prior written consent of the Pledgee, except for the fulfilment of the Shareholders Agreement entered into among the Pledgee, and the Pledgor and Target Company.

6.2.	出质人和目标公司遵守并执行所有有关权利质押的法律、法规的规定，在收到有关主管机关就质权发出或制定的通知、指令或建议时，于五（5）个工作日内向质权人出示上述通知、指令或建议，同时遵守上述通知、指令或建议，或按照质权人的合理要求或经质权人同意就上述事宜提出反对意见和陈述；

The Pledgor and Target Company shall comply with and enforce all the laws and regulations governing the pledge of equity interest rights. Upon receipt of a notice, order or suggestion issued or made by the relevant competent authority in respect of the Pledge, the Pledgor shall produce the said notice, order or suggestion to the Pledgee within five (5) business days, while compling with said notice, order or suggestion, or submit, at the reasonable request of the Pledgee or with the consent of the Pledgee, objections and representations in this regard.

6.3.	出质人和目标公司将任何可能导致对质押股权或其任何部分的权利产生影响的事件或收到的通知，以及可能改变出质人在本协议中的任何保证、义务或对出质人履行其在本协议中义务可能产生影响的任何事件或收到的通知及时通知质权人。

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The Pledgor and Target Company shall promptly notify the Pledgee of any event or notice received that may have an impact on the rights of the Pledged Equity Interest or any part thereof, and any event or notice received that may alter any of the Pledgor's warranties and obligations under this Agreement, or that may have an impact on the Pledgor's performance of its obligations hereunder.

6.4.	出质人同意，质权人按本协议条款取得的对质权享有的权利，不应受到出质人或出质人的继承人或出质人之委托人或任何其他人通过法律程序的中断或妨害。

The Pledgor agrees that the rights of the Pledgee to the Pledge acquired in accordance with the terms of this Agreement shall not be interrupted or prejudiced by legal proceedings against the Pledgor, the Pledgor's successors, or the Pledgor's principals or any other person.

6.5.

出质人向质权人保证，为保护或完善本协议对对合同义务和担保债务的担保，出质人将诚实签署、并促使其他与质权有利害关系的当事人签署质权人所要求的所有的权利证书、契约和/或履行并促使其他有利害关系的当事人履行质权人所要求的行为，并为本协议赋予质权人之权利、授权的行使提供便利，与质权人或其指定的人（自然人/法人）签署所有的有关股权所有权的文件，并在合理期间内向质权人提供其认为需要的所有的有关质权的通知、命令及决定。

The Pledgor warrants to the Pledgee that, in order to protect or perfect this Agreement as security for the Contractual Obligations and Secured Debts, the Pledgor will, in good faith, execute, and cause other parties who may have interest in the Pledge to execute, all certificates of rights, deeds and/or perform, and cause other interested parties to perform, the acts required by the Pledgee. The Pledgor shall facilitate the exercise of the rights and authorizations granted to the Pledgee under this Agreement, execute all documents relating to the ownership of the Pledged Equity Interest with the Pledgee or its designee (natural/legal person), and provide the Pledgee with all notices, orders and decisions relating to the Pledge within a reasonable period of time as it deems necessary.

6.6.	出质人向质权人保证，出质人将遵守、履行本协议项下所有的保证、承诺、协议、陈述及条件。如出质人不履行或不完全履行其保证、承诺、协议、陈述及条件，出质人应赔偿质权人由此遭受的一切损失。

The Pledgor warrants to the Pledgee that the Pledgor will observe and perform all warranties, undertakings, agreements, representations and conditions under this Agreement. If the Pledgor fails to perform or does not fully perform its warranties, undertakings, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses incurred as a result.

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第七条 违约责任

7. Event of Default

7.1.	下列事项均被视为违约事件：

The following events shall be deemed Event of Default:

7.1.1.	出质人对其在股东协议及/或本协议项下的任何义务的违反；

a breach by the Pledgor of any of its obligations under the Shareholders Agreement and/or this Agreement; and

7.1.2.	目标公司对其在股东协议及/或本协议项下的任何义务的违反；

a breach by Target Company of any of its obligations under the Shareholders Agreement and/or this Agreement.

7.2.	如知道或发现本第7.1条所述的任何事项或可能导致上述事项的事件已经发生，出质人和目标公司应立即以书面形式通知质权人。

The Pledgor and Target Company shall immediately notify the Pledgee in writing upon being aware of or discovering that any of the matters referred to in this Article 7.1 or an event that may lead to the aforesaid matters has occurred.

7.3.	除非第7.1条下的违约事件在质权人向出质人和/或丁方发出要求其修补此违约行为通知后的二十（20）天之内已经按质权人要求获得救济，质权人在其后 的任何时间，可向出质人发出书面违约通知，要求依据第 8 条行使质权。

Unless an Event of Default under this Article 7.1 has been remedied at the request of the Pledgor within twenty (20) days after the Pledgee has given notice to the Pledgor and/or Target Company requiring them to cure such Event of Default, the Pledgee may, at any time thereafter, give written Notice of Default to the Pledgor requiring the enforcement of the Pledge pursuant to Article 8.

7.4.	若出质人或目标公司实质性违反本协议项下所作的任何一项约定，质权人有权终止本协议和/或要求出质人或目标公司给予损害赔偿；本第7.4条不应妨碍质权人在本协议下的任何其他权利；

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The Pledgee shall be entitled to terminate this Agreement and/or claim damages from the Pledgor or Target Company if the Pledgor or Target Company materially breaches any of the covenants made hereunder; this Article 7.4 shall not prejudice any other rights of the Pledgee under this Agreement.

7.5.	除非法律另有规定，出质人或目标公司在任何情况均无任何权利终止或解除本协议。

Unless otherwise provided by law, neither the Pledgor nor Target Company shall in any case have any right to terminate or rescind this Agreement.

第八条 质权的行使

8. Enforcement of the Pledge

8.1.	在质权人行使其质押权利时，质权人可以向出质人发出书面违约通知。

The Pledgee may issue a Notice of Default to the Pledgor when enforcing the Pledge.

8.2.	受限于第7.3条的规定，质权人可在按第8.1条发出违约通知的同时或在发出违约通知之后的任何时间里对质权行使处分的权利。质权人决定行使处分质权的权利时，出质人即不再拥有任何与股权有关的权利和利益。

Subject to Article 7.3, the Pledgee may exercise the right to enforce the Pledge at the time when, or at any time after, the issuance of the Notice of Default in accordance with Article 8.2. Once the Pledgee elects to enforce the Pledge, the Pledgor shall cease to be entitled to any rights or interests associated with the Pledged Equity Interest.

8.3.	质权人有权在根据第 8.1条发出违约通知后，行使其根据中国法律、股东协议及本协议条款而享有的全部违约救济权利，包括但不限于以质押股权折价或以拍卖、变卖质押股权所得的价款以优先受偿。质权人对其合理行使该等权利和权力造成的任何损失不负责任。

The Pledgee shall be entitled to exercise all of its rights to remedies for default under the PRC laws, the Shareholders Agreement and the terms of this Agreement upon Notice of Default given in accordance with Article 8.1, including but not limited to the right to be paid in priority for the discounted price of the Pledged Equity Interest, or for the proceeds from the auction or sale of the Pledged Equity Interest. The Pledgee shall not be liable for any loss resulting from its reasonable exercise of such rights and powers.

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8.4.	质权人依照本协议处分质权时，出质人和目标公司应予以必要的协助，以使质权人实现其质权。

In the event that the Pledgee enforce the Pledge in accordance with this Agreement, the Pledgor and Target Company shall provide the necessary assistance to ensure that the Pledgee enforce the Pledge.

第九条 转让

9. Assignment

9.1.	除非经质权人事先书面同意，出质人不得无权赠予或转让其在本协议项下的权利义务。

Without the Pledgee's prior written consent, the Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2.	本协议对出质人及其继任人和经许可的受让人均有约束力，并且对质权 人及每一继任人和受让人有效。

This Agreement shall be binding on the Pledgor, its successors and permitted assignors, and shall be valid with respect to the Pledgee and each of its successors and assignors.

9.3.	在中国法律允许的范围内，质权人可以在任何时候将其在股东协议和本协议项下的所有或任何权利和义务转让给其指定的人（自然人/法人），在这种情况下，受让人应享有和承担本协议项下质权人享有和承担的权利和义务，如同其作为原协议方应享有和承担的一样。

At any time, the Pledgee may assign any and all of its rights and obligations under the Shareholders Agreement to its designee(s) (natural/legal persons), in which case the assignor shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original party to this Agreement.

9.4.	因转让所导致的质权人变更后，应质权人要求，出质人、目标公司应与新的质权人签订一份内容与本协议一致的新质押协议，并在相应的工商行政管理机关办理变更登记。

In the event of a change in Pledgee due to an assignment, Pledgors shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register for change of the same with the competent AIC.

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9.5.	出质人应严格遵守股东协议、本协议和各方单独或共同签署的其他有关协议（如有）的规定，履行各协议项下的义务，并不进行任何足以影响协议的有效性和可强制执行性的作为/不作为。除非根据质权人的书面指示，出质人不得行使其对质押股权还留存的权利。

The Pledgor shall strictly comply with the Shareholders Agreement, this Agreement and other relevant agreements (if any) signed by the Parties individually or jointly, perform its obligations under the respective agreements and refrain from any act/omission sufficient to affect the validity and enforceability of such agreements. The Pledgor shall not exercise its rights to retain the Pledged Equity Interests except in accordance with the written instructions of the Pledgee.

9.6.	如任何一方的行为会对本协议的履行或其项下的权利及义务产生任何影响，该等行为的进行应当事先经过质权人董事会的决议通过；在质权人董事会通过该等决议后，目标公司董事会也应就通过与质权人董事会决议内容一致的决议。

If any of the Parties' acts would have any effect on the performance of this Agreement or on the rights and obligations hereunder, such acts shall be carried out with the prior adoption of a resolution of the Pledgee's Board of Directors; upon the adoption of such resolution by the Pledgee's Board of Directors, the Board of Directors of Target Company shall also adopt a resolution on the adoption of the content of the resolution of the Pledgee's Board of Directors.

第十条 终止

10. Termination

10.1.	在出质人和目标公司充分、完全地履行了所有的合同义务和清偿了所有的担保债务后，质权人应根据出质人的要求，在尽早合理可行的时间内，解除本协议下的质押股权的质押，并配合出质人办理注销在目标公司的股东名册内所作的股权质押的登记以及办理在相关工商行政管理部门的质押注销登记。

Upon full and complete performance of all Contractual Obligations and the settlement of all Secured Debts by the Pledgor and Target Company, the Pledgee shall, upon the request of the Pledgor, at the earliest reasonably-practicable time, release the Pledged Equity Interest under this Agreement and cooperate with the Pledgor to write off such records in the Register of Shareholders of Target Company, and register the cancellation of the Pledge in the relevant industrial and commercial administration bureau.

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10.2.	本协议第7、12、13条和本第10.2 条的规定在本协议终止后继续有效。

Article 7, Article 12, and Article 13 of this Agreement and this Article 10.2 shall remain effective after the termination of this Agreement.

第十一条      手续费及其他费用

11. Handling Fees and Other Expenses

一切与本协议有关的费用及实际开支，其中包括但不限于法律费用、工本费、 印花税以及任何其他税收、费用等全部由目标公司承担。

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Target Company.

第十二条      保密责任

12. Confidentiality

各方承认及确定有关本协议、本协议内容，以及彼此就准备或履行本协议而交换的任何口头或书面资料均被视为保密信息。各方应当对所有该等保密信息予以保密，而在未得到另一方书面同意前，不得向任何第三者披露任何保密信息，惟下列信息除外：(a)公众人士知悉或将会知悉的任何信息（惟并非由接受保密信息之一方擅自向公众披露）；(b)根据适用法律法规、股票交易规则、或政府部门或法院的命令而所需披露之任何信息；或(c)由任何一方就本协议所述交易而需向其股东、投资者、法律或财务顾问披露之信息，而该股东、法律或财务顾问亦需遵守与本条款相类似之保密责任。如任何一方工作人员或聘请机构的泄密均视为该方的泄密，需依本协议承担违约责任。无论本协议以任何理由终止，本条款仍然生效。

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The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information; and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Article. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

第十三条      适用法律和争议的解决

13. Governing Law; Dispute Resolution

13.1.	本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the dispute resolution hereunder shall be governed by the laws of the PRC.

13.2.	各方同意，凡因本协议引起的或与本协议有关的任何争议，均应提交上海仲裁委员会按照该会仲裁规则进行仲裁。仲裁裁决是终局的，对各方当事人均有约束力。

The Parties agree that, any dispute arising from or in connection with this Agreement shall be submitted to Shanghai Arbitration Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules. The arbitral award is final and binding upon all Parties.

13.3.	因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议各方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any dispute arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters being disputed, the Parties of this Agreement shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

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第十四条  其它

14. Miscellaneous

14.1.	本协议于各方签署、盖章之日生效。

This Agreement shall become effective on the date of and upon the duly execution of each Party.

14.2.	若本协议中的任何一项或多项规定，根据任何适用的法律在任何一方面被裁定为无效、不合法或不可执行，本协议其余条款的有效性、合法性和可执行性并不因此在任何方面受影响或受损害。各方应通过诚意磋商，努力以有效的条款取代那些无效、不合法或不可执行的条款，而该等有效的条款所产生的经济效果应尽可能与那些无效、不合法或不可执行的条款所产生的经济效果相似。

If any one or more provisions of this Agreement be held invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any respect thereby. The Parties shall endeavor, through good faith negotiations, to replace those provisions which are held invalid, illegal or unenforceable with valid provisions, and the economic effect of such valid provisions shall be as similar as possible to those provisions which are held invalid, illegal or unenforceable.

14.3.	本协议正本一式肆（4）份，各方各持一份，一份用于办理股权质押登记手续，具有同等法律效力。

This Agreement is executed in FOUR copies. Each Party shall hold one copy, and one shall be used for the pledge registration of Pledged Equity Interest. Each copy of this Agreement shall have equal validity.

14.4.	本协议的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。

Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

[以下无正文]

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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[本页无正文，为《股权质押协议》签署页]

[THIS IS THE SIGNATURE PAGE OF EQUITY PLEDGE AGREEMENT]

此证，本协议的每一方已亲自或促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written.

上海茂淞贸易有限公司（盖章）

Shanghai Maosong Trading Co., Ltd. (SEALED)

签字：

Signed by:  /s/ Yucheng Yang

姓名：楊禹橙

Name: Yucheng Yang

职务：法定代表人

Title: Legal Representative

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[本页无正文，为《股权质押协议》签署页]

[THIS IS THE SIGNATURE PAGE OF EQUITY PLEDGE AGREEMENT]

此证，本协议的每一方已亲自或促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written.

EOS INTERNATIONAL INC. (SEALED)

签字：

Signed by: /s/ Hexiang Yang

姓名：杨贺翔

Name: Hexiang Yang

职务：董事

Title: Director

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[本页无正文，为《股权质押协议》签署页]

[THIS IS THE SIGNATURE PAGE OF EQUITY PLEDGE AGREEMENT]

此证，本协议的每一方已亲自或促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, each Party of this Agreement has executed, or caused its respectively duly authorized representative to execute, this Agreement as of the date first above written.

上海企梵企业管理有限公司（盖章）

Shanghai Qifan Enterprises Management Co., Ltd. (SEALED)

签字：

Signed by:       /s/ Yanping Sheng

姓名：盛延平

Name: Yanping Sheng

职务：法定代表人

Title: Legal Representative

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